                                                                     EXHIBIT 2.2


     Amendment No. 1 dated as of June 28, 1999 to Contribution and Merger Agreement dated as of April 29, 1999 among Suiza Corporation, Franklin Plastics, Inc., the Suiza Companies identified therein, Vestar Packaging LLC, Reid Plastics Holdings, Inc., the Reid Companies identified therein, Reid Plastics Group LLC, Consolidated Container Holdings LLC and Consolidated Container Company LLC (the "Merger and Contribution Agreement").

     Whereas, the parties hereto have agreed to amend the Contribution and Merger Agreement as more fully described herein;

     Now, therefore, in consideration of the premises, the parties hereto agree as follows:

     1. Defined Terms. Unless otherwise defined herein, terms defined in the Contribution and Merger Agreement shall have their defined meanings when used herein.

     2. Amendments. The Contribution and Merger Agreement is hereby amended as follows:

        (a) The forms of Unit Option Plan, Unit Option Agreement and Redemption Agreement attached as Exhibit B to the Contribution and Merger Agreement hereby are replaced with the forms thereof.

        (b) There hereby is added to Section 12.5 of the Contribution and Merger Agreement the following paragraph:

            "(c) The parties agree to cause Holdings, in accordance with Section 12.11, to indemnify, defend and hold harmless Reid's Indemnified Persons for, and will pay to Reid's Indemnified Persons the amount of, any Damages incurred by any of Holdings and its subsidiaries and Reid's Indemnified Persons arising directly or indirectly, from or in connection with, any infringement or alleged infringement prior to the Closing Date of U.S. Patent No. 4,605,576, entitled "Multilayer Plastic Articles" (the "Jabarin Patent"), and U.S. Patent No. 4,434,264, entitled "High Clarity Propylene Polymer Compositions of Improved Impact Strength" (the "Ficker Patent"), by any Suiza Party or any Affiliate thereof."

        (c) There hereby is added to the first sentence of Section 12.11(b) of the Contribution and Merger Agreement following the words "Section 12.3 or in Section 12.5(a)" the words "or in Section 12.5(c)".

        (d) There hereby is added at the beginning of each of the first and second sentences of Section 2.3(b) the words

         "Except as otherwise expressly agreed in writing by Suiza Foods, Holdings and Vestar,"; and there hereby is added at the end of the second sentence of Section 2.3(b) the words", and Holdings shall pay Franklin an amount in cash equal to the exercise price paid to Holdings upon exercise of such Franklin Replacement Option."

               (e) The second sentence of Section 7.13 of Exhibit A hereby is amended by adding at the beginning thereof the words "Except as otherwise expressly agreed in writing by Suiza Foods, the Company and Vestar,"; and there hereby is added at the end of said second sentence the words", and the Company shall pay Franklin an amount in cash equal to the exercise price paid to the Company upon exercise of such Franklin Replacement Option."

               3. Continuing Effect of Merger Agreement. This Amendment shall not constitute a waiver or amendment of any other provision of the Contribution and Merger Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any future action on the part of any party hereto that would require a waiver or consent of any other party hereto. Except as expressly amended herein, the provisions of the Contribution and Merger Agreement are and shall remain in full force and effect.

               4. Counterparts. This Amendment may be executed by the parties hereto in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

               5. Effectiveness. This Amendment shall become effective upon the execution and delivery of this Amendment by all parties hereto. This Amendment shall have no force or effect prior thereto.

               6. Governing Law. The Contribution and Merger Agreement, as amended hereby, and the rights and obligations of the parties thereto shall be governed by, and construed and enforced in accordance with, and the rights of parties shall be governed by, the laws of the State of Delaware applicable to contracts entered into and to be performed in the State of Delaware.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                    SUIZA FOODS CORPORATION

                                    By: /s/ MICHELLE P. GOOLSBY
                                        ----------------------------------------
                                        Name:  MICHELLE P. GOOLSBY
                                        Title: Executive VP and General Counsel

                                    PLASTIC CONTAINERS, INC.

                                    By: /s/ TIMOTHY W. BRACHER
                                        ----------------------------------------
                                        Name:  Timothy W. Bracher
                                        Title: SVP and Chief Financial Officer


                                    CONTINENTAL CARIBBEAN
                                        CONTAINERS, INC.

                                    By: /s/ TIMOTHY W. BRACHER
                                        ----------------------------------------
                                        Name:  Timothy W. Bracher
                                        Title: SVP and Chief Financial Officer


                                    CONTINENTAL PLASTIC CONTAINERS,
                                        INC.

                                    By: /s/ TIMOTHY W. BRACHER
                                        ----------------------------------------
                                        Name:  Timothy W. Bracher
                                        Title: SVP and Chief Financial Officer


                                    FRANKLIN PLASTICS, INC., A
                                        DELAWARE CORPORATION

                                    By: /s/ MICHELLE P. GOOLSBY
                                        ----------------------------------------
                                        Name:  MICHELLE P. GOOLSBY
                                        Title: VP

                                   ALLENTOWN PLASTICS, INC.


                                   By:  /s/ [ILLEGIBLE]
                                      --------------------------------------
                                      Name:
                                      Title:  VP



                                   ATLANTA CONTAINER, INC.


                                   By:  /s/ [ILLEGIBLE]
                                      --------------------------------------
                                      Name:
                                      Title:  VP



                                   CHESTER COUNTY CONTAINER CORP.


                                   By:  /s/ [ILLEGIBLE]
                                      --------------------------------------
                                      Name:
                                      Title:  VP



                                   FIRST CAPITAL PLASTICS, INC.


                                   By:  /s/ [ILLEGIBLE]
                                      --------------------------------------
                                      Name:
                                      Title:  VP



                                   FLORIDA PLASTICS, INC.


                                   By:  /s/ [ILLEGIBLE]
                                      --------------------------------------
                                      Name:
                                      Title:  VP

                                   ILLINOIS PLASTICS, INC.


                                   By:  /s/ [ILLEGIBLE]
                                      --------------------------------------
                                      Name:
                                      Title:  VP



                                   KENTWOOD PLASTICS, INC.


                                   By:  /s/ [ILLEGIBLE]
                                      --------------------------------------
                                      Name:
                                      Title:  VP



                                   LIQUITAINE ACQUISITION CORPORATION


                                   By:  /s/ [ILLEGIBLE]
                                      --------------------------------------
                                      Name:
                                      Title:  VP



                                   MAINE PLASTICS, INC.


                                   By:  /s/ [ILLEGIBLE]
                                      --------------------------------------
                                      Name:
                                      Title:  VP



                                   MARLBOROUGH PLASTICS, INC.


                                   By:  /s/ [ILLEGIBLE]
                                      --------------------------------------
                                      Name:
                                      Title:  VP



                                   MIDDLESEX PLASTICS, INC.


                                   By:  /s/ [ILLEGIBLE]
                                      --------------------------------------
                                      Name:
                                      Title:  VP

                                   NEW JERSEY PLASTICS, INC.


                                   By:  /s/ MICHELLE GOOLSBY
                                      --------------------------------------
                                      Name:
                                      Title:  VP



                                   NORTH CAROLINA PLASTICS, INC.


                                   By:  /s/ MICHELLE GOOLSBY
                                      --------------------------------------
                                      Name:
                                      Title:  VP



                                   OHIO STATE PLASTICS, INC.


                                   By:  /s/ MICHELLE GOOLSBY
                                      --------------------------------------
                                      Name:
                                      Title:  VP



                                   FRANKLIN PLASTICS, INC.
                                     A MASSACHUSETTS CORPORATION


                                   By:  /s/ MICHELLE GOOLSBY
                                      --------------------------------------
                                      Name:
                                      Title:  VP



                                   RICHMOND CONTAINER, INC.


                                   By:  /s/ MICHELLE GOOLSBY
                                      --------------------------------------
                                      Name:
                                      Title:  VP



                                   ROSTAN ACQUISITION CORPORATION


                                   By:  /s/ MICHELLE GOOLSBY
                                      --------------------------------------
                                      Name:
                                      Title:  VP

                                   SHERMAN PLASTICS, INC.


                                   By:  /s/ [ILLEGIBLE]
                                      ------------------------------------
                                      Name:
                                      Title:  VP


                                   VANGUARD MANUFACTURING, INC.


                                   By:  /s/ [ILLEGIBLE]
                                      ------------------------------------
                                      Name:
                                      Title:  VP



                                   CONSOLIDATED PLASTECHS, INC.


                                   By:  /s/ [ILLEGIBLE]
                                      ------------------------------------
                                      Name:
                                      Title:  VP



                                   VESTAR PACKAGING LLC


                                   By:  Vestar Capital Partners
                                          III, L.P., its Managing
                                          Member


                                   By:  Vestar Associates III,
                                          L.P., its General Partner


                                   By:  Vestar Associates
                                          Corporation III, its
                                          General Partner


                                   By: /s/ [ILLEGIBLE]
                                      ------------------------------------
                                      Name:
                                      Title: